EXHIBIT 32.1


CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


In connection with the Quarterly Report of The Smith & Wollensky Restaurant Group, Inc. (the "Company") on Form 10-Q for the period ending September 29, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), we, Alan Stillman, Chief Executive Officer of the Company, and Alan Mandel, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant to 906 of the Sarbanes-Oxley Act of 2002, that:

      (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.




Date November 13, 2003               By:  /s/ Alan N. Stillman
      ------------                    ------------------------------
                                     Alan N. Stillman
                                     Chairman of the Board, Chief
                                     Executive Officer and Director
                                     (principal executive officer)


Date November 13, 2003               By:  /s/ Alan M. Mandel
      ------------                    --------------------------------
                                     Alan M. Mandel
                                     Chief Financial Officer, Executive
                                     Vice President of Finance, Secretary
                                     and Treasurer (principal financial and
                                     accounting officer)


A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.